Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Marsha J. Akin
Investor Relations
(630) 773-3800
www.ajg.com

ARTHUR J. GALLAGHER & CO. ANNOUNCES

SECOND QUARTER 2008 FINANCIAL RESULTS

ITASCA, IL, July 29, 2008 — Gallagher today reported its financial results for the quarter and six-months ended June 30, 2008. A printer-friendly format is available at www.ajg.com.

Quarter Ended June 30

	Revenues			EBITDA			Diluted Net Earnings (Loss) Per Share
Segment	2nd Q 08	2nd Q 07	Chg	2nd Q 08	2nd Q 07	Chg	2nd Q 08	2nd Q 07	Chg
	$ in millions			$ in millions
Continuing Operations
Brokerage	$312.2	$294.6	6%	$80.4	$72.5	11%	$0.42	$0.38	11%
Risk Management	115.2	107.8	7%	15.6	16.8	-7%	0.08	0.08	0%

Total Brokerage & Risk Management	427.4	402.4	6%	96.0	89.3	8%	0.50	0.46	9%
Financial Services & Corporate	1.5	25.2		(1.2)	(11.8)		(0.05)	—

Total Continuing Operations	$428.9	$427.6		$94.8	$77.5		0.45	0.46

Discontinued Operations							(0.01)	(0.02)

Total Company							$0.44	$0.44

Six Months Ended June 30

	Revenues			EBITDA			Diluted Net Earnings (Loss) Per Share
Segment	6 Mths 08	6 Mths 07	Chg	6 Mths 08	6 Mths 07	Chg	6 Mths 08	6 Mths 07	Chg
	$ in millions			$ in millions
Continuing Operations
Brokerage	$570.2	$527.4	8%	$112.6	$101.0	11%	$0.55	$0.49	12%
Risk Management	231.4	214.6	8%	32.5	36.4	-11%	0.17	0.18	-6%

Total Brokerage & Risk Management	801.6	742.0	8%	145.1	137.4	6%	0.72	0.67	7%
Financial Services & Corporate	3.1	60.6		(1.1)	(20.8)		(0.10)	0.01

Total Continuing Operations	$804.7	$802.6		$144.0	$116.6		0.62	0.68

Discontinued Operations							(0.25)	(0.04)

Total Company							$0.37	$0.64

Other Information	2nd Q 08	2nd Q 07	6 Mths 08	6 Mths 07
Shares repurchased	20,000	4,229,000	46,000	4,786,000
Number of acquisitions closed	9	4	20	11
Annualized revenue acquired (in millions)	$26.5	$10.6	$57.5	$50.1
Book value per share			$7.78	$8.21
Corporate related borrowings at end of period (in millions)			$505.0	$229.5

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Financial information used herein has been reclassified to reflect discontinued operations as discussed below. In addition, this earnings release contains certain non-GAAP information. EBITDA, a non-GAAP measure, represents earnings before interest, income taxes, depreciation and amortization. A reconciliation of EBITDA to earnings from continuing operations before income taxes (which were $69.3 million and $60.0 million in the second quarter 2008 and 2007, respectively and $96.2 million and $83.8 million in the six-month periods ended June 30, 2008 and 2007, respectively) is included on page 7 of this earnings release, along with additional information about non-GAAP measures.

“Given the current soft market, our Brokerage Segment posted respectable second quarter results,” said J. Patrick Gallagher Jr., Chairman, President and CEO. “I was particularly pleased our Brokerage teams closed another 9 deals in the quarter and improved EBITDA margins by over a point. Any margin improvement in this marketplace is outstanding.

“Our Risk Management Segment is also experiencing the negative effects of a soft market and a slowing economy. We are seeing fewer customers entering the alternative market and existing customer claims frequency was lower than planned. As a result, organic growth of 7% was below our expectations. In addition, we are seeing a slight increase in the average time it is taking to settle claims, which decreases productivity during a period when we are also seeing wage and benefit inflation. All of these factors put substantial pressure on our Risk Management margins.”

Brokerage Segment Second Quarter Highlights – Excluding Discontinued Operations

•	Revenue growth was 6%, of which -1% was organic. Items excluded from organic growth computations yet impacting second quarter 2008 to 2007 comparisons include (in millions):

	2008	2007
Book of business sales, net	$2.5	$0.9
Retail contingent commissions related to acquisitions	3.3	2.2
MGA/MGU performance income	1.7	0.9

•	Second quarter compensation expense ratio was 0.1% lower than 2007. The ratio was primarily impacted by decreased headcount, substantially offset by severance expense of 0.2%.

•

Second quarter operating expense ratio was 1.0% lower than 2007. Savings on office expenses of 0.3%, business insurance of 0.2%, selling expenses of 0.2% and other cost savings initiatives were partially offset by increased legal fees of 0.3%.

•	EBITDA margin of 26%. The margin was 1.1% higher than 2007 and resulted from the factors discussed above.

•	Second quarter effective tax rate was 0.8% higher than 2007 as a result of resolving certain state tax items in second quarter 2007.

Risk Management Segment Second Quarter Highlights

•

Revenue growth was 7%, of which 1% was from the favorable impact of foreign exchange rates. Domestic revenues were up 3% reflecting excellent client retention, fee increases in line with historical levels, modest new business given the soft market, all of which was partially offset by reduced claim count frequency from existing clients. International revenues were up 26% reflecting strength in new business, growth from existing clients, excellent client retention and the favorable impact of foreign exchange rates.

•	Second quarter compensation expense ratio was 3.3% higher than 2007. The ratio was primarily impacted by increased employee benefit costs of 0.2% and increased headcount.

•	Second quarter operating expense ratio was 1.3% lower than 2007. The ratio was impacted by lower business insurance costs of 1.2% and lower employee travel expenses of 0.2%.

•	EBITDA margin of 14%. The margin was 2.0% lower than 2007 and resulted from the factors discussed above.

•	Second quarter effective tax rate was 0.9% lower than 2007, primarily due to a reduction in foreign statutory tax rates.

Financial Services and Corporate Segment Second Quarter Highlights

The law that provided for Internal Revenue Code (IRC) Section 29-related tax credits expired on December 31, 2007. However, the amount of revenues, expenses and tax credits recognized in 2007 were subject to estimation pending the IRS’ final credit computation factors, which were published on April 1, 2008. Final amounts necessary to adjust previous estimates to actual amounts computed using the published factors have been reflected in Gallagher’s first and second quarter 2008 financial results.

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Discontinued Operations

As previously disclosed, in first quarter 2008 Gallagher signed definitive agreements to sell substantially all of its reinsurance brokerage business. Under the agreements, Gallagher received initial proceeds of $31.8 million in cash and a $1.3 million note receivable to be paid by December 31, 2008 and additional contingent proceeds of up to $14.6 million that are based on revenues generated in the 12 months subsequent to March 2008. In addition, Gallagher is continuing its efforts to sell its small Irish wholesale brokerage operation during 2008.

In the six-month period ended June 30, 2008, Gallagher recorded the following related to its discontinued operations:

($ in millions)
Gain on Disposal of Operations
Cash proceeds from sale	$31.8
Estimated additional sale proceeds to be received	6.3
Book value of net assets sold, principally goodwill and other intangible assets	(19.8)
Severance and other compensation costs	(5.9)

Gain on disposal of operations	12.4

Loss from Discontinued Operations Before Income Taxes
Write-off of goodwill related to Irish wholesale brokerage operation	(13.0)
Severance and other compensation costs	(14.3)
Accrual of service obligations costs for accounts not sold	(4.9)
Write-off of fixed assets and lease costs	(3.5)
Other	3.0

Loss from discontinued operations before income taxes	(32.7)

Provision for income taxes	2.9

Loss from discontinued operations	$(23.2)

Throughout 2008, Gallagher will adjust its estimate of the sales proceeds to be received and will also record approximately $15 million in related lease termination costs in third or fourth quarter 2008 when it winds down the leased facilities of the reinsurance brokerage operations.

Corporate Related Borrowings

At June 30, 2008, Gallagher had borrowings of $105.0 million outstanding under its line of credit facility, used primarily to fund 2008 acquisitions. The weighted average interest rate on these borrowings, which is based on a spread over short-term LIBOR, was 3.18%.

Income Taxes

Gallagher allocates the provision for income taxes to the Brokerage and Risk Management Segments as if those segments were preparing income tax provisions on a separate company basis. As a result, the provision for income taxes for the Financial Services and Corporate Segment reflects the entire benefit to Gallagher of the IRC Section 29-related tax credits because that is the segment which produced the credits. Gallagher historically reported, and anticipates reporting for the foreseeable future, an annual effective tax rate of approximately 39% to 41% in both its Brokerage and Risk Management Segments.

Gallagher’s consolidated effective tax rate for second quarter 2008 was 39.8%, which is higher than the second quarter 2007 consolidated effective tax rate of 23.7%. This increase resulted from Gallagher being able to produce IRC Section 29-related tax credits in second quarter 2007, but not in second quarter 2008. The law that provided for IRC Section 29-related tax credits expired on December 31, 2007. Accordingly, Gallagher anticipates reporting for the foreseeable future, an annual consolidated effective tax rate of approximately 39% to 41%.

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The company will host a webcast conference call on Wednesday, July 30, 2008 at 9:00 a.m. ET to further discuss these quarterly results. To listen, please go to www.ajg.com.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 14 countries and does business in more than 100 countries around the world through a network of correspondent brokers and consultants. Gallagher is traded on the New York Stock Exchange under the symbol AJG.

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors such as changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally and changes in securities and fixed income markets as well as developments in the areas of tax legislation. Please refer to our filings with the Securities and Exchange Commission, including Item 1, “Business – Information Concerning Forward-Looking Statements” and Item 1A, “Risk Factors”, of Gallagher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for a more detailed discussion of these factors.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	3 Months Ended June 30, 2008	3 Months Ended June 30, 2007	6 Months Ended June 30, 2008	6 Months Ended June 30, 2007
BROKERAGE SEGMENT
Commissions	$246.0	$228.1	$452.3	$416.8
Fees	58.4	59.5	103.8	97.5
Investment income and other	7.8	7.0	14.1	13.1

Revenues	312.2	294.6	570.2	527.4

Compensation	175.8	166.3	342.9	318.0
Operating	56.0	55.8	114.7	108.4
Depreciation	4.7	3.8	8.6	7.5
Amortization	10.1	6.9	18.9	13.9

Expenses	246.6	232.8	485.1	447.8

Earnings from continuing operations before income taxes	65.6	61.8	85.1	79.6
Provision for income taxes	26.4	24.4	34.0	31.5

Earnings from continuing operations	$39.2	$37.4	$51.1	$48.1

Diluted earnings from continuing operations per share	$0.42	$0.38	$0.55	$0.49
Growth - revenues	6%	15%	8%	14%
Organic growth in commissions and fees (1)	-1%	6%	0%	3%
Compensation expense ratio (2)	56%	56%	60%	60%
Operating expense ratio (3)	18%	19%	20%	21%
Pretax profit margin (4)	21%	21%	15%	15%
EBITDA margin (5)	26%	25%	20%	19%
Effective tax rate	40%	39%	40%	40%
Workforce at end of period (includes acquisitions)			5,440	5,164

RISK MANAGEMENT SEGMENT

Fees	$114.1	$107.0	$229.2	$212.9
Investment income	1.1	0.8	2.2	1.7

Revenues	115.2	107.8	231.4	214.6

Compensation	70.4	62.3	140.5	124.5
Operating	29.2	28.7	58.4	53.7
Depreciation	3.2	2.8	6.2	5.6
Amortization	0.2	0.2	0.3	0.3

Expenses	103.0	94.0	205.4	184.1

Earnings from continuing operations before income taxes	12.2	13.8	26.0	30.5
Provision for income taxes	4.8	5.5	10.1	12.3

Earnings from continuing operations	$7.4	$8.3	$15.9	$18.2

Diluted earnings from continuing operations per share	$0.08	$0.08	$0.17	$0.18
Growth - revenues	7%	10%	8%	9%
Organic growth in fees (1)	7%	10%	8%	9%
Compensation expense ratio (2)	61%	58%	61%	58%
Operating expense ratio (3)	25%	27%	25%	25%
Pretax profit margin (4)	11%	13%	11%	14%
EBITDA margin (5)	14%	16%	14%	17%
Effective tax rate	39%	40%	39%	40%
Workforce at end of period (includes acquisitions)			3,892	3,676

FINANCIAL SERVICES AND CORPORATE SEGMENT

Investment income (loss):
Asset Alliance Corporation	$(0.2)	$(1.4)	$(0.2)	$(3.5)
IRC Section 29 Syn/Coal facilities	2.0	29.5	3.8	62.4
Real estate and venture capital investments	(0.1)	0.1	(0.3)	0.6

	1.7	28.2	3.3	59.5
Investment gains (losses)	(0.2)	(3.0)	(0.2)	1.1

Revenues	1.5	25.2	3.1	60.6

Investment expenses:
IRC Section 29 Syn/Coal facilities	(0.5)	33.5	(1.8)	73.9
Compensation, professional fees and other	3.2	3.5	6.0	7.5

	2.7	37.0	4.2	81.4
Interest	7.3	3.2	13.8	3.8
Depreciation	—	0.6	—	1.7

Expenses	10.0	40.8	18.0	86.9

Loss from continuing operations before income taxes	(8.5)	(15.6)	(14.9)	(26.3)
Benefit for income taxes	(3.6)	(15.7)	(5.9)	(27.1)

Earnings (loss) from continuing operations	$(4.9)	$0.1	$(9.0)	$0.8

Diluted earnings (loss) from continuing operations per share	$(0.05)	$—	$(0.10)	$0.01

See notes to second quarter 2008 earnings release and non-GAAP financial measures on page 7 of 8.

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Arthur J. Gallagher & Co.

Consolidated Statement of Earnings

(Unaudited - in millions except per share data)

	3 Months Ended June 30, 2008	3 Months Ended June 30, 2007	6 Months Ended June 30, 2008	6 Months Ended June 30, 2007
TOTAL COMPANY
Commissions	$246.0	$228.1	$452.3	$416.8
Fees	172.5	166.5	333.0	310.4
Investment income - Brokerage and Risk Management	8.9	7.8	16.3	14.8
Investment income - Financial Services and Corporate	1.7	28.2	3.3	59.5
Investment gains (losses)	(0.2)	(3.0)	(0.2)	1.1

Revenues	428.9	427.6	804.7	802.6

Compensation	246.2	228.6	483.4	442.5
Operating	85.2	84.5	173.1	162.1
Investment expenses	2.7	37.0	4.2	81.4
Interest	7.3	3.2	13.8	3.8
Depreciation	7.9	7.2	14.8	14.8
Amortization	10.3	7.1	19.2	14.2

Expenses	359.6	367.6	708.5	718.8

Earnings from continuing operations before income taxes	69.3	60.0	96.2	83.8
Provision for income taxes	27.6	14.2	38.2	16.7

Earnings from continuing operations	41.7	45.8	58.0	67.1

Loss on discontinued operations, net of income taxes	(0.9)	(2.0)	(23.2)	(3.5)

Net earnings	$40.8	$43.8	$34.8	$63.6

Diluted earnings from continuing operations per share	$0.45	$0.46	$0.62	$0.68
Diluted loss on discontinued operations per share	(0.01)	(0.02)	(0.25)	(0.04)

Diluted net earnings per share	$0.44	$0.44	$0.37	$0.64

Dividends declared per share	$0.32	$0.31	$0.64	$0.62

Other Information
Basic weighted average shares outstanding (000s)	93,050	97,392	92,672	98,127
Diluted weighted average shares outstanding (000s)	93,545	98,652	93,151	99,394
Common shares repurchased (000s)	20	4,229	46	4,786
Annualized return on beginning stockholders’ equity (6)			10%	15%
Number of acquisitions closed	9	4	20	11
Workforce at end of period (includes acquisitions)			9,534	9,047

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	June 30, 2008	Dec 31, 2007
Cash and cash equivalents	$232.9	$255.9
Restricted cash	674.6	601.4
Investments - current	5.7	7.5
Premiums and fees receivable	1,104.7	1,303.7
Other current assets	114.9	107.3

Total current assets	2,132.8	2,275.8
Investments - noncurrent	25.1	26.3
Fixed assets related to consolidated investments - net	—	1.9
Other fixed assets - net	87.5	86.0
Deferred income taxes	282.2	292.6
Other noncurrent assets	128.7	118.0
Goodwill - net	468.5	440.6
Amortizable intangible assets - net	384.7	315.6

Total assets	$3,509.5	$3,556.8

Premiums payable to insurance and reinsurance companies	$1,756.8	$1,874.0
Accrued compensation and other accrued liabilities	211.8	281.3
Unearned fees	53.4	44.1
Income taxes payable	5.5	—
Other current liabilities	29.9	32.8
Corporate related borrowings - current	105.0	—

Total current liabilities	2,162.4	2,232.2
Corporate related borrowings - noncurrent	400.0	400.0
Other noncurrent liabilities	220.9	209.1

Total liabilities	2,783.3	2,841.3

Stockholders’ equity:
Common stock - issued and outstanding	93.3	92.0
Capital in excess of par value	154.1	120.2
Retained earnings	470.9	495.9
Accumulated other comprehensive earnings	7.9	7.4

Total stockholders’ equity	726.2	715.5

Total liabilities and stockholders’ equity	$3,509.5	$3,556.8

Other Information
Book value per share	$7.78	$7.78

See notes to second quarter 2008 earnings release and non-GAAP financial measures on page 7 of 8.

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Notes to Second Quarter 2008 Earnings Release and Non-GAAP Financial Measures

Non-GAAP Financial Measures

This exhibit contains supplemental non-GAAP financial information within the meaning of Regulation G of the SEC's rules. Consistent with Regulation G, a description of such information is provided below and a reconciliation of certain of such items to U.S. generally accepted accounting principles (GAAP) is provided in this press release. Gallagher believes the items described below provide meaningful additional information, which may be helpful to investors in assessing certain aspects of Gallagher's operating performance and financial condition that may not be otherwise apparent from GAAP. Industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. This non-GAAP information should be used in addition to, but not as a substitute for, the GAAP information.

Non-GAAP Financial Measures Defined

(1)	Organic growth in commissions and fees excludes the first twelve months of net commission and fee revenues generated from the acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes contingent commission revenues.

(2)	Represents compensation expense divided by total revenues.

(3)	Represents operating expenses divided by total revenues.

(4)	Represents pretax earnings divided by total revenues.

(5)	Represents earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA) divided by total revenues.

(6)	Represents year-to-date net earnings divided by total stockholders' equity as of the beginning of the year.

(7)	EBITDA represents earnings from continuing operations before interest, income taxes, depreciation and amortization expense. The computation of EBITDA is as follows:

	3 Months Ended June 30, 2008	3 Months Ended June 30, 2007	6 Months Ended June 30, 2008	6 Months Ended June 30, 2007
BROKERAGE SEGMENT
Earnings from continuing operations	$39.2	$37.4	$51.1	$48.1
Provision for income taxes	26.4	24.4	34.0	31.5
Depreciation	4.7	3.8	8.6	7.5
Amortization	10.1	6.9	18.9	13.9

Brokerage EBITDA	$80.4	$72.5	$112.6	$101.0

RISK MANAGEMENT SEGMENT
Earnings from continuing operations	$7.4	$8.3	$15.9	$18.2
Provision for income taxes	4.8	5.5	10.1	12.3
Depreciation	3.2	2.8	6.2	5.6
Amortization	0.2	0.2	0.3	0.3

Risk Management EBITDA	$15.6	$16.8	$32.5	$36.4

FINANCIAL SERVICES AND CORPORATE SEGMENT
Earnings (loss) from continuing operations	$(4.9)	$0.1	$(9.0)	$0.8
Benefit for income taxes	(3.6)	(15.7)	(5.9)	(27.1)
Interest	7.3	3.2	13.8	3.8
Depreciation	—	0.6	—	1.7

Financial Services and Corporate EBITDA	$(1.2)	$(11.8)	$(1.1)	$(20.8)

TOTAL COMPANY
Net earnings	$40.8	$43.8	$34.8	$63.6
Loss on discontinued operations, net of income taxes	0.9	2.0	23.2	3.5

Earnings from continuing operations	41.7	45.8	58.0	67.1
Provision for income taxes	27.6	14.2	38.2	16.7

Earnings from continuing operations before income taxes	69.3	60.0	96.2	83.8
Interest	7.3	3.2	13.8	3.8
Depreciation	7.9	7.2	14.8	14.8
Amortization	10.3	7.1	19.2	14.2

Total Company EBITDA	$94.8	$77.5	$144.0	$116.6

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Arthur J. Gallagher & Co.

Investment Summary

(Unaudited - in millions)

	June 30, 2008			December 31, 2007
	Current	Noncurrent	Funding Commitments	Current	Noncurrent
Investments in Asset Alliance Corporation (AAC) (1):
Common stock	$—	$8.9	$—	$—	$9.3
Preferred stock	0.1	0.2	—	5.3	0.3
Distribution receivable	3.1	—	—	—	—

Total AAC investments	3.2	9.1	—	5.3	9.6

Alternative energy investments:
IRC Section 29 Syn/Coal production net receivables	2.3	—	—	1.6	—
Equity interest in biomass projects and pipeline	—	8.8	—	0.3	8.8
Clean energy related ventures	0.1	0.8	0.5	0.1	0.8

Total alternative energy investments	2.4	9.6	0.5	2.0	9.6

Real estate and venture capital investments	0.1	6.4	0.5	0.2	7.1

Total investments	$5.7	$25.1	$1.0	$7.5	$26.3

(1)	On January 8, 2008, AAC entered into a reverse merger agreement with Tailwind Financial, Inc (AMEX: TNF) (Tailwind). In this proposed transaction, Tailwind will issue its common stock in exchange for 100% of the common stock of AAC. At closing, Tailwind will issue approximately 10.6 million shares to AAC shareholders. In addition to certain adjustments to be made to the consideration based upon the earnings of AAC from September 30, 2007 to the closing date, up to an additional 2.5 million shares will be issued to AAC shareholders if certain earnout based performance milestones are met during a three year period. The proposed share amounts issued for consideration equate to an initial purchase price for AAC of $85.0 million plus an earnout of up to $20.0 million, assuming an $8.00 price per Tailwind share. Current Tailwind shareholders will retain approximately 65% ownership in the surviving entity. The shares owned by AJG may be subject to trading restrictions. The contemplated transaction is subject to approvals by AAC and Tailwind shareholders and the SEC.

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